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                                                                   EXHIBIT 10.35

                                                        * Confidential Treatment
                                                          Requested

                    FIRST AMENDMENT TO AGREEMENT OF GENERAL

                 PARTNERSHIP OF KOLL/CC&F MANAGEMENT SERVICES
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          THIS FIRST AMENDMENT TO AGREEMENT OF GENERAL PARTNERSHIP OF KOLL/CC&F
MANAGEMENT SERVICES ("Amendment") is entered into effective as of November 1,
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1993, by and between KOLL MANAGEMENT SERVICES, INC., a Delaware corporation
("Koll"), and CC&F ASSET MANAGEMENT CO., INC., a Delaware corporation ("CC&FAM"). Except where otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned to them in the Agreement (as defined in Recital A below).

                               R E C I T A L S:
                               - - - - - - - -

          A. Koll/CC&F Management Services, a California general partnership (the "Partnership") was formed pursuant to that certain Agreement of General
      -----------
Partnership of Koll/CC&F Management Services dated effective as of January 1, 1992 (the "Agreement").
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          B.  Concurrently herewith, Koll has assigned certain assets acquired from Rubloff Inc., a Delaware corporation ("Rubloff"), pursuant to that certain Asset Purchase Agreement dated June 11, 1993 and that certain Master Consulting Agreement dated June 30, 1993 (the "Consulting Agreement"), to the Partnership.

          C. The Partners now desire to amend the Agreement (i) to modify the Put/Call provisions in certain respects, and (ii) to provide for such other changes to the Agreement as the Partners deem appropriate.

          NOW, THEREFORE, with respect to the foregoing Recitals, and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                              A G R E E M E N T:
                              - - - - - - - - -



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          1.  The defined term "Project Territory" defined in Section 1.06 is hereby modified to mean the New England area (including, without limitation, the Boston metropolitan area), the metropolitan areas of New York, New York, Chicago, Illinois, Baltimore, Maryland, Philadelphia, Pennsylvania and Washington, D.C., and the states of New York and New Jersey. The metropolitan area of Chicago, Illinois shall hereinafter be referred to as the "Chicago Region."

          2. New Section 2.01(d) is hereby added to the Agreement to read as follows:

              "(d) From and after the effective date of the First Amendment to the Agreement, a committee (the "Planning Committee") composed of one of
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     the Designated Representatives of CC&FAM, one of the Designated
     Representatives of Koll, the President of the Rubloff division of Koll and the President of the Chicago Region of the Partnership shall be responsible for reviewing, and making recommendations to the President of the Chicago Region with respect to, budgets and financial and/or strategic plans for the Chicago Region. The Planning Committee shall meet at such regularly scheduled intervals as may be determined by the Planning Committee but not less often than semi-annually, unless such meeting shall be waived in writing by both Partners. Dates, times and places of such meetings shall be determined by the Planning Committee."

          3. The first and second sentences of Section 7.01 of the Agreement are hereby deleted and revised sentences are substituted in their stead to read as follows:

     "At any time during the thirty (30) day period immediately following March 1, 1997 (or the thirty (30) day period immediately following March 1, 1998 if CC&FAM fails to elect to put its Partnership Interest during the thirty
     (30) day period immediately following March 1, 1997) (such date, whether it be March 1, 1997, or March 1, 1998, shall hereinafter be referred to as the "Put/Call Date"), CC&FAM shall have the exclusive right, but not the obligation, to put its entire Partnership Interest to Koll for the Purchase Price determined pursuant to Section 7.02 below. In the event CC&FAM fails to so elect within both such thirty (30) day periods, then for a period of ten (10) business days following the expiration of the thirty (30) day period immediately following March 1, 1998, Koll shall have the right, but not the obligation, to call the

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     entire Partnership Interest of CC&FAM for the Purchase Price determined pursuant to Section 7.02 below."

          4. Clause (i) of the first sentence of Section 7.02 is hereby deleted and revised clause (i) is substituted in its stead to read as follows:

              "(i) dividing the daily average share price of the publicly-traded shares of Koll for the most recent twelve (12) calendar month period ending prior to the Put/Call Date by Koll's total Net Income per share for the four (4) calendar quarters of the most recent calendar year ending prior to the Put/Call Date as set forth on the applicable filed Quarterly Reports (Forms 10-Q) (and for one such calendar quarter, the applicable filed Annual Report (Form 10-K)) (the "Determination Period"). . . ."

          5. Clause (ii) of the second sentence of Section 7.02 relating to the definition of the term "Net Income" as it relates to the Partnership and the sentence which immediately follows such clause (ii) are hereby deleted and a revised clause (ii) and the following sentence are substituted in their stead to read as follows:

          "(ii) in the case of the Partnership, the net income (determined by the accountants regularly employed by the Partnership using generally accepted accounting principles, consistently applied) of the Partnership for the Determination Period plus interest, depreciation, amortization, and state and federal taxes for the Determination Period, and plus any payment of the Consultant's Fee (as defined in the Consulting Agreement) to Rubloff which payment was an adjustment to such net income for the Determination Period. No later than the Put/Call Date, the independent certified public accountants regularly employed by the Partnership shall determine the Net Income per share of Koll for the period described in clause (i) of the first sentence of this Section 7.02 and deliver notice thereof to the Partners."

          6.  Notwithstanding anything to the contrary contained in Sections
7.02 and 7.04, the Purchase Price and Designated Purchase Price as of any relevant date of determination shall not be less than CC&FAM's Unrecovered Acquisition Contribution Account associated with the acquisition of the Rubloff
division (i.e.,                 *                                 ) and the
Purchase Price and Designated Purchase Price as each relates to the Chicago Region only as of any relevant date of determination shall be no more than the sum of (i) the positive balance, if any, in CC&FAM's Unrecovered Acquisition Contribution

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                                                        * Confidential Treatment
                                                          Requested
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Account associated with the Chicago Region as of such date, (ii) outstanding advances associated with the Chicago Region made to the Partnership by CC&FAM pursuant to Section 3.06 and unpaid as of such date and (iii) a twenty-five percent (25%) per annum return (compounded annually) on (A) the positive balance in CC&FAM's Unrecovered Acquisition Contribution Account associated with the Chicago Region from the date capital was initially contributed to the Partnership by CC&FAM until returned to CC&FAM pursuant to the provisions of the Partnership Agreement and (B) advances associated with the Chicago Region made to the Partnership by CC&FAM pursuant to Section 3.06 from the date any such advance was initially made to the Partnership by CC&FAM until such advance was repaid by the Partnership to CC&FAM pursuant to the provisions of the Partnership Agreement.

          7. Each Partner's Unrecovered Acquisition Contribution Account shall be calculated on a first in, first out basis.

          8.  In the event that on Liquidation of the Partnership pursuant to
Section 8.02, CC&FAM has a positive balance in its Unrecovered Acquisition Contribution Account associated with the acquisition of the Rubloff division following contributions by the Partners to restore any negative Capital Accounts pursuant to Section 8.03 and following distribution of the proceeds of such Liquidation pursuant to Section 8.02(c), Koll shall be obligated to contribute an amount to the capital of the Partnership equal to the positive balance in CC&FAM's Unrecovered Acquisition Contribution Account associated with the acquisition of the Rubloff division, which amount shall be distributed by the Partnership to CC&FAM immediately upon its receipt from Koll.

          9. In the event of a put or call of CC&FAM's Partnership Interest pursuant to the provisions of Article VII, Koll shall be obligated to repay any outstanding principal of, and accrued and unpaid interest on, any loan made by CC&FAM to the Partnership pursuant to Section 3.06 during the term of the Partnership.

          10. Each party to this Amendment hereby agrees to perform any further acts and execute and deliver any further documents and instruments as may be reasonably necessary to implement the provisions of this Amendment and the transactions contemplated herein.

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          11. Except as expressly modified hereby, all other terms and provisions of the Agreement shall remain in full force and effect, are incorporated herein by this reference and shall govern the conduct of the parties hereto; provided, however, to the extent of any inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

          12. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original instrument, and all of which, taken together, shall constitute one and the same instrument. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.


                              KOLL MANAGEMENT SERVICES, INC., a Delaware
                              corporation
                              By:
                                 Its:

                              CC&F ASSET MANAGEMENT CO., INC., a Delaware
                              corporation
                              By:
                                 Its:

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